Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-143922) of our report dated March 29, 2013 relating to our audits of the financial statements and the financial statement schedule which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Lapolla Industries, Inc. for the year ended December 31, 2012.

/s/ HEIN & ASSOCIATES LLP

Houston, Texas

March 29, 2013